Tenth Amendment to the Licensing Agreement previously entered into on the 12th day of July, 2010

Between:

Nanotech Industries Inc., a Delaware corporation.

hereinafter referred to as “Licensor”

And:

Nanotech Industries International Inc., a Nevada corporation (and a wholly owned subsidiary of Hybrid Coating Technologies Inc.) hereinafter referred to as “NTI”

(collectively referred to as the “Parties”)

WHEREAS the Parties previously entered into a Licensing Agreement on July 12, 2010 (“Licensing Agreement”), into an Amendment Agreement on March 17, 2011, into a Second Amendment Agreement on July 7, 2011, into a Third Amendment Agreement dated June 28, 2013, into a Fourth Amendment Agreement dated December 13, 2013, into a Fifth Amendment Agreement dated March 31, 2014, into a Sixth Amendment Agreement dated April 9, 2014, into a Seventh Amendment dated May 6, 2014, into an Eighth Amendment dated August 19, 2014 and into a Ninth Amendment dated September 10, 2014 (collectively the “Agreement”);

WHEREAS the Parties would like to amend the Agreement to allow the License to be used for an additional application and thereby expand the definition of the LICENSOR Product;

WHEREAS to this end the Parties have agreed to enter into this Tenth Amendment to the Licensing Agreement (“Tenth Amendment Agreement”):

1.

Pursuant to the terms of the Licensing Agreement, the license to sell and manufacture the LICENSOR Product granted by the Licensor to NTI has been expanded to include polyurethane foam packaging (“PFP”).

2.

The term LICENSOR Product has thus been modified and shall be defined in the Agreement as follows: environmentally safe coatings, polyurethane foam for the textile industry, synthetic leather, sealants and adhesives, and PFP.

3.	Any reference to the LICENSOR Product in the Agreement shall have the meaning as set forth in Section 2 hereinabove.

4.

In consideration for the LICENSOR Product to include PFP, NTI shall issue to the Licensor 420,000 Series B Preferred Shares (“Consideration”), to be paid at the time of execution of this Tenth Amendment Agreement (“Deadline”). Should NTI not pay the Consideration within the Deadline, PFP shall not be added to the Licensor PRODUCT definition.

5.

The Agreement, as amended by this Tenth Amendment Agreement, remains in full force and effect and is hereby ratified and confirmed. Provisions of the Agreement that have not been amended or terminated by this Tenth Amendment Agreement remain in full force and effect, unamended.

6.	The Parties expressly warrant and guarantee that they have obtained all necessary requisite approvals and that they have the authority to enter into this Tenth Amendment Agreement.

7.	The Preamble to this Tenth Amendment Agreement is incorporated herein by this reference and made a material part of this Tenth Amendment Agreement.

8.

This Tenth Amendment Agreement may be signed in one or more counterparts, each of which so signed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed and delivered this Tenth Amendment Agreement on August 10, 2015.

Nanotech Industries International Inc.

By:	/s/: Joseph Kristul

Title: President and CEO

Nanotech Industries Inc.

By:	/s/: Joseph Kristul

Title: President and CEO